UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005 (May 17, 2005)

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 17, 2005, Cornell Companies, Inc. (the “Company”) entered into a Letter Agreement effective as of May 18, 2005 (the “Letter Agreement”) with Pirate Capital LLC, pursuant to which, among other things, Pirate Capital LLC agreed to cease any and all efforts with respect to its ongoing proxy solicitation (the “Proxy Solicitation”) being conducted by Pirate Capital LLC, Jolly Roger Fund LP, Jolly Roger Fund Ltd and Mint Master Fund Ltd (collectively, “Pirate Capital”).

Board Composition. Under the terms of the Letter Agreement, the Company has agreed to increase the size of its board of directors to nine members, and to propose for election at the upcoming stockholders meeting seven nominees chosen by Pirate Capital, who are Leon Clements, Richard Crane, Todd Goodwin, Sally Walker, Alfred Jay Moran, Jr., Zachary R. George and Thomas R. Hudson Jr. The Company will also propose for election Anthony R. Chase and D. Stephen Slack, two nominees selected by, and chosen from among, the current members of the board of directors of the Company.

Rule 13e-3 Transaction. Pirate Capital agreed that it will not and it will cause all members of the Pirate Group (as defined in the Letter Agreement) and the Company (to the extent Pirate Capital or any member of the Pirate Group controls such members or the Company) not to consummate a transaction pursuant to Rule 13e-3 of the Securities Exchange Act of 1934, as amended, prior to July 31, 2007, which Pirate Capital or any member of the Pirate Group is a participant, unless at least one of the following conditions are met: (i) if all of the directors designated by the Company are then serving as directors, such Rule 13e-3 transaction has been unanimously approved by the Company’s Board of Directors; (ii) if the Rule 13e-3 transaction involves the vote of the stockholders of the Company, such transaction is approved by holders of a majority of the Common Stock not beneficially owned by the Pirate Group; or (ii) if the Rule 13e- 3 transaction involves a tender offer by the Company or a member of the Pirate Group, holders of a majority of the outstanding Common Stock (excluding Common Stock beneficially owned by the Pirate Group) tender their Common Stock into such tender and do not withdraw such stock.

Reimbursement of Expenses The Company agreed to reimburse Pirate Capital for up to $750,000 in reasonable expenses incurred in connection with the Proxy Solicitation, the 2005 Annual Meeting of Stockholders and the negotiation and execution of the Letter Agreement, upon presentation by Pirate Capital to the Company of invoices or other reasonable satisfactory documentation.

The above summary of the Letter Agreement is not complete, but is qualified by reference to the entire agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference

On May 18, 2005, the Company issued a press release regarding the Letter Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of the settlement made pursuant to the Letter Agreement, the following directors of the Company have indicated that they will not stand for reelection to the Company’s board of directors at the next annual meeting of stockholders:

Isabella C. M. Cunningham, Ph.D.

James E. Hyman

Harry J. Phillips, Jr.

Tucker Taylor

Robert F. Vagt

Marcus A. Watts previously announced that he will not stand for reelection to the Company’s board of directors at the next annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated May 17, 2005 (but effective as of May 18, 2005), between Cornell Companies, Inc. and Pirate Capital LLC.
99.1	Press release dated May 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: May 19, 2005

	By:	/s/ James E. Hyman

James E. Hyman

Chief Executive Officer